                                                                 EXHIBIT 10.1(e)
                        SOUTHERN STATES CAPITAL TRUST I

                   Step-Up Rate Capital Securities, Series A
               (Liquidation Amount $1,000 Per Capital Security)
            guaranteed to the extent set forth in the Guarantee by

                   SOUTHERN STATES COOPERATIVE, INCORPORATED
                                      and

       Step-Up Rate Series B Cumulative Redeemable Preferred Securities
              (Liquidation Amount $1,000 Per Preferred Security)

                                   Issued by
                   SOUTHERN STATES COOPERATIVE, INCORPORATED

                     _____________________________________

                               Purchase Agreement
                               ------------------
                                                            October 5, 1999

Gold Kist Inc.
244 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346-2397

Gentlemen:

          Pursuant to the commitment letter dated October 13, 1998, by and between Gold Kist Inc. ("Gold Kist") and Southern States Cooperative,
                         ---------
Incorporated, and the Terms Sheet attached thereto, as amended by letter dated March 29, 1999 (the "Commitment Letter"), Southern States Capital Trust I, a
                     -----------------
statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Southern States Cooperative, Incorporated, an agricultural
 -----
cooperative corporation organized under the laws of Virginia, as depositor of the Trust and as guarantor (the "Company"), agree, subject to terms and
                                 -------
conditions stated herein, that the Trust will issue and sell to Gold Kist Inc. (the "Purchaser") an aggregate of $60,000,000 liquidation amount of Step-Up Rate
      ---------
Capital Securities, Series A (liquidation amount $1,000 per capital security) (the "Capital Securities") representing undivided beneficial interests in the
      ------------------
assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Company
                                                ---------
and First Union National Bank, as trustee (the "Guarantee Trustee").  The Trust
                                                -----------------
is to purchase, with the proceeds of the sale of the Capital Securities and $1,856,000 liquidation amount of its Common Securities (liquidation amount $1,000 per common security) (the "Common Securities" and together with the
                                  -----------------
Capital Securities, the "Trust Securities"), $61,856,000 aggregate principal
                         ----------------
amount of Step-Up Rate Junior Subordinated Deferrable Interest Debentures due September 30, 2029 (the "Debentures") of the Company, to be issued pursuant to a
                         ----------
Junior Subordinated Indenture (the "Indenture") between the Company and First
                                    ---------
Union National Bank, as trustee (the "Debenture Trustee").
                                      -----------------

          The Company will be the holder of 100% of the Common Securities. The Trust will be subject to the terms of an Amended and Restated Trust Agreement (the "Trust Agreement"), among the Company, as depositor, First Union National
      ---------------
Bank, as Property Trustee ("Property Trustee") and First Union Trust Company,
                            ----------------
National Association, as Delaware Trustee (the "Delaware Trustee"), and two
                                                ----------------
individual trustees who are employees or officers of or affiliated with the Company (the "Administrative Trustees"). The Property Trustee, the Delaware
              -----------------------
Trustee and the Administrative Trustees are collectively referred to herein as the "Trustees."
     --------

          Pursuant to the Commitment Letter, the Company and the Purchaser also agree, subject to terms and conditions stated herein, that the Company will sell to the Purchaser 40,000 shares (liquidation preference of $1,000 per share) of its Step-Up Rate Series B Cumulative Redeemable Preferred Stock, $100 par value per share (the "Preferred Securities" and together with the Capital Securities,
                --------------------
the "Securities").  This Purchase Agreement is referred to herein as the
     ----------
"Agreement."
 ---------

          The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold pursuant to this
                       --------------
Agreement in reliance on the exemption therefrom contained in Section 4(2) of the Securities Act.

          1. Representations, Warranties and Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, represent and warrant to, and agree with the Purchaser that as of the date hereof:

          (a) The Company has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, save where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business or property of the Company, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and the authorized capital stock of Company consists of
     (i) 20,000,000 shares of common stock of which 12,057,177 were issued and outstanding as of August 31, 1999, and (ii) 1,000,000 shares of preferred stock, of which 271 shares of 5% Series Cumulative Preferred Stock were issued and outstanding as of August 31, 1999, and of which 14,354 shares of 6% Series Cumulative Preferred Stock were issued and outstanding as of August 31, 1999;

          (b) This Agreement has been duly authorized, executed and delivered by the Company and the Trust;

          (c) The issuance of the Securities, and the consummation by the Company and the Trust of the transactions contemplated herein (the "Transactions") will not conflict with or result in a breach or violation
      ------------
     of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a party or by which the

     Company or the Trust is bound or to which any of the properties or assets of the Company or the Trust is subject, and such actions will not result in any violation of the provisions of the Amended and Restated Articles of Incorporation or bylaws of the Company, the governing documents for the Trust or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Trust or any of the properties or assets of either the Company or the Trust;

          (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust
                                 ---------------------------
     power and authority to own its property and conduct its business as contemplated by this Agreement, and has conducted and will conduct no business other than the Transactions and has no liabilities other than its obligations in connection with the Transactions;

          (e) The Guarantee, the Debentures, the Trust Agreement, the expense agreement referred to in the Trust Agreement, and the Indenture (collectively, the "Guarantor Agreements") have each been duly authorized,
                         --------------------
     as appropriate, by the Company and the Trust and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Debenture Trustee, and, in the case of the Debentures, when validly authenticated and delivered by the Debenture Trustee, will constitute valid and legally binding obligations of the Company and of the Trust as parties thereto, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

          (f) The Preferred Securities have been duly and validly authorized and, when issued and delivered against payment of the consideration specified in this Agreement, will be duly and validly issued and fully paid and non-assessable cumulative redeemable preferred stock of the Company, and will have the rights set forth in the Amendment to the Company's Articles of Incorporation authorizing the Step-Up Rate Series B Cumulative Redeemable Preferred Stock;

          (g) The Capital Securities have been duly and validly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; the terms of the Capital Securities are valid and binding on the Trust; and the holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

          (h) The financial statements (including in each case the related schedules and notes) of the Company issued in connection with the period ending June 30, 1999 fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared, in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved except as set forth in the notes thereto; and

          (i) Neither the Trust, the Company nor any subsidiary of the Company is an "investment company" within the meaning of such term under the
            ------------------
     Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.
                                                     ----------

          2. Purchase of the Securities by the Purchaser. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Trust, $60,000,000 aggregate liquidation amount of the Capital Securities at a purchase price equal to 100% of the liquidation amount of such Capital Securities.

          (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, $40,000,000 aggregate liquidation amount of the Preferred Securities at a purchase price equal to 100% of the liquidation amount of such Preferred Securities.

          (c) The Trust shall not be obligated to deliver any of the Securities, except upon payment for all of the Securities to be purchased as hereinafter provided.

          3.   Sale and Resale of the Securities by the Purchaser.

          (a) The Purchaser hereby represents and warrants to, and agrees with the Company and the Trust that it (i) is not acquiring the Securities with a view to the distribution thereof; (ii) is acquiring the Securities for its own account and with its general corporate assets and not with the assets of any separate account in which any employee benefit plan, as those terms are used in ERISA, has any interest; and (iii) will, when permitted by the terms of this Agreement and the Securities and if selling within two years (or such shorter period as is prescribed by paragraph (k) of Rule 144 under the Securities Act as then in effect) after the issuance of the Securities, sell the Securities only: (1) to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional
                                                     -----------------------
     Buyers") as defined in Rule 144A under the Securities Act, as such rule may
     ------
     be amended from time to time ("Rule 144A") or, if any such person is buying
                                    ---------
     for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale is being made in reliance on Rule 144A or (2) in transactions exempt from registration under the Securities Act with purchasers who execute letters of representation in the form included as Exhibit A to this Agreement.

          (b) The Purchaser shall hold any Securities purchased by it for a period of at least nine (9) months from the Closing Date. Upon the expiration of that period, and subject to Section 3 of this Agreement and the provisions of the Securities, the Purchaser may, at its election, give notice to the Company of its desire to sell the Securities, in whole or in part. Delivery of notice shall commence a 120-day waiting period during which the Purchaser may not sell or offer to sell the Securities or any portion thereof without the consent of the Company. Within 10 business days of the Purchaser giving notice of its desire to sell, the Company shall advise the Purchaser of its intentions with respect to the placement or sale of other securities similar to the Securities. If, during the waiting period, the Company determines not to place or sell any such similar securities, then the Company shall so advise the Purchaser and the Company shall not unreasonably refuse to waive the remainder of the waiting period. Upon the later of (1) expiration of the 120-day waiting period and
     (2) termination of a placement of similar securities commenced by the Company prior to the end of the waiting period, the Purchaser will be free to transfer the Securities as permitted by law and subject to the transfer restrictions set forth in the Securities.

          (c) The Company will provide such financial and other information and assistance as may reasonably be required by the Purchaser in its efforts to resell the Securities.

          4.   Delivery of and Payment for the Securities.

          (a) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of the Company, Richmond, Virginia or at such other place as shall be agreed upon by the Company, the Trust and you, at 9:30 a.m. (E.D.S.T), on October 5, 1999 (such date and time of payment and delivery being herein called the "Closing Date").
                                                   ------------

          (b) On the Closing Date, payment for the Capital Securities shall be made to or for the account of the Company and the Trust and payment for the Preferred Securities shall be made to Bank of America, N.A., as Administrative Agent for the account of the Company, in immediately available funds by wire transfer to such accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Securities.

          5.   Commitment Fee.

          (a) Simultaneously with the purchase of the Securities by the Purchaser, the Company shall pay to the Purchaser a commitment fee equal to two percent (2%) of the aggregate liquidation amount of the Preferred Securities and to one percent (1%) of the aggregate liquidation amount of the Capital Securities. At the Purchaser's request, the Company will apply the commitment fee with respect to the Capital Securities against the purchase price to be paid to the Trust for the Capital Securities and will apply the commitment fee with respect to the Preferred Securities against the purchase price to be paid for the Preferred Securities.

          (b) The amount of the commitment fee paid to the Purchaser under paragraph (a) above shall be refunded, without interest, to the Company on a pro rata basis upon any redemption, in whole or in part, of the Securities from the Purchaser so that, for example, if 10% of the Capital Securities are redeemed, 10% of the commitment fee for the Capital Securities will be refunded as part of the redemption by the Company.

          6. Further Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, further agree:

          (a) So long as the Securities are outstanding and during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                    --------
     Act"), to furnish to you and any other holders of the Securities and
     ---
     prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4), as amended, or any successor thereto, under the Securities Act, in order to permit compliance by such holder with Rule 144A in connection with the resale of the Securities by such holder.

          (b) In addition to the foregoing obligation, so long as the Securities are outstanding and during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, the Company will also deliver to each holder of Securities:

            (i) within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of (A) the consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter, and (B) the consolidated statements of income, changes in patrons' equity and cash flows of the Company and its subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared, in accordance with GAAP in each case (provided, however, that such financial statements shall not be required to contain notes to the financial statements), and in each case, certified by a senior financial officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from audit and year-end adjustments;

            (ii) within 90 days after the end of each fiscal year of the Company, duplicate copies of (A) the consolidated balance sheets of the

                    Company and its subsidiaries as at the end of such year, and
                    (B) the consolidated statements of income, changes in patrons' equity and cash flows of the Company and its subsidiaries for such year setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP (except as noted therein) accompanied by an opinion thereon of independent certified public accountants of recognized standing stating that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and that their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

              (iii) promptly upon their becoming available, one copy of any (A)
                    financial statement, report, notice or proxy statement sent by the Company to public securities holders generally, and
                    (B) regular or periodic report, registration statement (without exhibits except as expressly requested by such holder) and prospectus and all amendments thereto filed by the Company with the Commission.

     The Company agrees to acknowledge the obligation in this Section 6(b) in writing to any proposed holder of Securities or to any holder of Securities at any time and from time to time by a separate instrument in writing.
     This provision is for the benefit of each holder of Securities and each such holder shall be entitled to require compliance herewith.

          (c) To permit the Purchaser and the representatives of each holder of Securities that is an institutional investor at the expense of such holder and upon reasonable prior notice to the Company to visit the principal executive office of the Company to discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, and (with the consent of the Company which consent will not be unreasonably withheld) independent public accountants, and to visit the other offices and properties of the Company and each subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its subsidiaries), all at such times and as often as may be requested.

          (d) Upon the request of the Purchaser or any other holder of the Securities that is an institutional investor, to use their best efforts to permit the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages Market

     ("PORTAL") securities in accordance with the rules and regulations adopted
       ------
     by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company (the "DTC").
                                                                         ---

          (e) Not to, and the Company will cause its affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (f) To take such steps as shall be necessary to ensure that neither the Trust, the Company nor any subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment
      ------------------
     Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (g) To continue, for as long as Gold Kist holds any of the Securities purchased hereunder, but in no event for more than 60 months from the date of this Agreement, with all good faith reasonable efforts to place on terms and conditions reasonably satisfactory to Company, through one or more of the markets referenced below a minimum of $40 million of perpetual preferred and a minimum of $60 million of capital securities substantially similar to the Securities. The Company shall pursue its efforts through:
     (A) the Rule 144A market, (B) the private placement market, and/or (C) one or more registered public offerings of trust preferred and/or preferred stock.

          (h) Subject to the provisions of this subsection 6(h), to use commercially reasonable efforts to seek and obtain an investment grade rating (or, at the request of Gold Kist, a non-investment grade rating) of the Securities from two or more nationally recognized statistical rating organizations such as Standard & Poor's Rating Services, a division of McGraw-Hill, Moody's Investor Service, Duff & Phelps Rating Co. and Fitch Investor Services, and at the request of Gold Kist, to take all commercially reasonable actions and make all filings and reports necessary or appropriate to maintain a rating. In either case, however, if the Company believes that obtaining a non-investment grade rating or maintaining a rating (when the Company has been advised by the rating agency that such rating will be downgraded to a non-investment grade rating) would adversely affect the Company or its securities and advises Gold Kist of the reasons for its belief, the Company has the right not to pursue such a rating; provided, however, that if Gold Kist is of a contrary opinion and advises the Company of the reasons for its belief, and the Company does not concur with Gold Kist, then the Company will undertake to secure an opinion of a nationally recognized investment banking firm not otherwise then performing services for either the Company or Gold Kist with respect to whether obtaining a non-investment grade rating or whether maintaining a rating (when the Company has been advised that such rating will be downgraded to a non-investment grade rating) would adversely affect the Company or the Company's securities. In the event such an investment banking firm concludes that obtaining a non-investment grade rating or maintaining a rating that would be downgraded to a non-investment grade rating would adversely affect the Company or its securities, then the Company shall not be required to pursue such a rating at that time. If an investment banking firm shall be engaged for the purpose of providing an opinion referred to in this Section 6(h), the firm shall be mutually agreed upon by the Company and Gold Kist. The Company shall pay the expense of such opinion; provided, however, that Gold Kist shall reimburse the Company for the costs incurred in securing such opinion unless the opinion of such firm is to the effect that obtaining a non-investment grade rating or that maintaining a rating (when the Company has been advised that such rating will be downgraded to a non-investment grade rating) would not adversely affect the Company or its securities. In no circumstances, however, shall the Company be required to seek a rating more than once or an investment banking opinion more than twice under this Section 6(h) in any rolling 12-month period beginning July 1, 2000. For purposes of this Section 6(h), the term "adversely affect" shall be construed to mean adverse effects having more than an immaterial or insubstantial effect.

          7. Expenses. The Company and the Trust, jointly and severally, agree to pay (i) the costs incident to the sale and delivery of the Securities and any taxes payable in that connection; (ii) all fees and expenses, if any, incurred in connection with the admission of such Securities for trading in PORTAL; and (iii) all other costs and expenses incident to the performance of the obligations of the Company and the Trust, respectively.

          8. Conditions to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, on the Closing Date, of the representations and warranties of the Company and the Trust, contained herein, to the performance by the Company and the Trust of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Guarantor Agreements, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Purchaser, and the Company and the Trust shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (b) Mays & Valentine, L.L.P. shall have furnished to the Purchaser their written opinion, as counsel to the Company and the Trust, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Purchaser may reasonably request.

          (c) Potter Anderson & Corroon LLP shall have furnished to the Purchaser their written opinion, as Delaware counsel to the Company and the Trust, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Purchaser may reasonably request.

          9.   Redemption.

          (a)  Mandatory Redemption.  Notwithstanding any other provision of the
               --------------------
     Securities or the Guarantor Agreements, the Capital Securities and the Preferred Securities shall be subject to mandatory redemption, at a redemption price equal to the liquidation amount of the Securities redeemed plus all unpaid and accumulated amounts distributable with respect to such Securities, during the period and to the extent any such Securities are held by Gold Kist, from the net proceeds of any placement by the Company of any shares of preferred stock or any subordinated debt (any such placement of securities being referred to herein as a "Mandatory Redemption Event").
                                                  --------------------------
     In the event a Mandatory Redemption Event shall occur, the Company shall have the obligation to redeem, to the full extent of any net proceeds realized from such a placement or placements, all or any applicable portion of any Capital Securities or Preferred Securities of the Company held by Gold Kist, but the Company shall have the right to select for mandatory redemption whichever type of Securities may be held by Gold Kist. In the event the Company shall sell or otherwise place shares of its preferred stock or its subordinated debt to any third-party or parties, it shall give prompt written notification thereof to Gold Kist, which notice shall specify a redemption date not more than [three (3)] business days after the date of such notice at which time the mandatory redemption of all or a specified portion of the Capital Securities and/or Preferred Securities held by the Purchaser shall occur. For the avoidance of doubt, the Company acknowledges that a Mandatory Redemption Event will not necessarily involve securities having terms similar to the terms of Securities, but includes all preferred stock and subordinated debt, whether such debt or stock ranks prior to Securities or not, that any debt that is subordinated in the payment of principal or interest to any other obligations of Company shall be subordinated debt and that a sale of part of the Securities by Gold Kist will have no effect on the Company's obligations upon a Mandatory Redemption Event with respect to the Securities still held by Gold Kist.

          (b)  Optional Redemption.  Notwithstanding any other provision of the
               -------------------
     Securities, this Agreement or the Guarantor Agreements and during the period and to the extent such Securities are held by Gold Kist, the Capital Securities and the Preferred Securities shall be subject to redemption before maturity at the option of the Company at any time, in whole or in part, at a redemption price equal to the liquidation amount of the Securities redeemed plus all unpaid and accumulated amounts distributable with respect to such Securities.

          (c)  Supplemental Redemption Notice.  During the period that the
               ------------------------------
     Capital Securities and the Preferred Securities are held by Gold Kist, the Company agrees that, in addition to any other redemption notice required by the terms of the Securities, this Agreement or the Guarantor Agreements to be sent by or on behalf of the Company with respect to any redemption of the Capital Securities or the Preferred Securities, the Company will send such redemption notice to Gold Kist by facsimile or by e-mail at the address specified in Section 11 below or as otherwise furnished to the Company by Gold Kist in writing.

          10. Extinguishment of Commitment Letter. The closing of the sale and purchase of Securities under this Agreement shall operate to extinguish and terminate the Commitment Letter in all respects and the bank letter of credit referred to therein. Company agrees to take any and all actions as may be reasonably requested by the Purchaser to confirm to the bank the termination of the letter of credit.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Purchaser, shall be delivered or sent by certified mail, courier or overnight carrier, hand or facsimile transmission to Gold Kist Inc., 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346-2397
     Attention: Chief Financial Officer (Fax: (770) 393-5061); and with a copy to the General Counsel at the same address (Fax: (770) 393-5421);

          (b) if to the Company shall be delivered or sent by certified mail, courier or overnight carrier, hand or facsimile transmission to the Company at: 6606 West Broad Street, Richmond, Virginia 23230, Attention: Chief Financial Officer (Fax: (804) 281-1383);

          (c) if to the Trust shall be delivered or sent by certified mail, courier or overnight carrier, hand or facsimile transmission to the Trust at: 6606 West Broad Street, Richmond, Virginia 23230, Attention:
     Administrative Trustees (Fax: (804) 281-1383).

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company, the Trust and their respective successors and assigns and the holders of the Securities to the extent provided herein, except that the mandatory and optional redemption and supplemental redemption notice provisions of Section 9 are personal to Gold Kist and will not apply to any other holder of the Capital Securities or the Preferred Securities. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Survival. The respective representations, warranties and agreements of the Company, the Trust and the Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Virginia.

          15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company, the Trust and Gold Kist, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              SOUTHERN STATES CAPITAL TRUST I


                              By: /s/ Leslie T. Newton
                                  ----------------------------------
                              Name:   Leslie T. Newton
                              Title:  Administrative Trustee


                              SOUTHERN STATES COOPERATIVE, INCORPORATED


                              By: /s/ Jonathan A. Hawkins
                                  ----------------------------------
                              Name:   Jonathan A. Hawkins
                              Title:  Senior Vice President and Chief Financial
                                      Officer

Accepted:

GOLD KIST INC.


By: /s/  M. A. Stimpert
    -----------------------------
Name:  M. A. Stimpert
Title: Senior Vice President

                                                                       EXHIBIT A



                      TRANSFEREE LETTER OF REPRESENTATION


Southern States Cooperative, Incorporated              ________________________
6606 West Broad Street                                 ________________________
Richmond, Virginia  23230                              ________________________


Ladies and Gentlemen:

          In connection with the proposed transfer to us of [Step-Up Rate Capital Securities, Series A (the "Capital Securities")] [Step-Up Rate Series B Cumulative Redeemable Preferred Stock (the "Preferred Stock")] of Southern States Cooperative, Incorporated (the "Company"), we confirm that:

          1. We understand that the [Capital Securities] [Preferred Stock] has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, and may not be offered, sold, or otherwise transferred except as permitted in the following sentence. We agree on our behalf and on behalf of any investor account for which we are purchasing [Capital Securities] [Preferred Stock] to offer, sell, or otherwise transfer such [Capital Securities] [Preferred Stock] prior to the date that is two years after the later of the date of original issue thereof and the last date on which the Company or any "affiliate" of the Company was the owner of such [Capital Securities] [Preferred Stock] (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the [Capital Securities] [Preferred Stock] is eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A of the Securities Act that purchases for its own account or for the account of QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (an "Institutional Accredited Investor") within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the [Capital Securities] [Preferred Stock] for its own account or for the account of such an Institutional Accredited Investor not with a view to, or for offer and sale in connection with, any distribution in violation of the Securities Act, (e) pursuant to any other available exemption from the registration requirements under the Securities Act, subject to the right of the Company prior to any such offer, sale, or transfer pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications, a letter from the transferee substantially similar to this letter, or other information satisfactory to them.

          2. We are purchasing the [Capital Securities] [Preferred Stock] for our own account or for the account of another for whom we are acting and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the [Capital Securities] [Preferred Stock], and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          3. You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH , THE LAWS OF THE STATE OF NEW YORK.

                                    Very truly yours,

                                    ___________________________________________
                                    Name of Transferee (please print)


                                    By: _______________________________________

                                    Title: ____________________________________

                                    Date: _____________________________________


          Upon transfer, the [Capital Securities] [Preferred Stock] would be registered in the name of the new beneficial owner as follows:


     Name: __________________________________

     Address: _______________________________
              _______________________________

     Taxpayer ID Number: ____________________

                                                                       EXHIBIT B


                              FORM OF OPINION OF
                    COUNSEL TO THE COMPANY TO BE DELIVERED
                           PURSUANT TO SECTION 7(b)


                                October 5, 1999


Gold Kist Inc.
244 Perimeter Center Parkway, NE
Atlanta, Georgia 30346-2397

                   Southern States Cooperative, Incorporated
                        Southern States Capital Trust I

Ladies and Gentlemen:

          We have acted as counsel to Southern States Cooperative, Incorporated, a Virginia agricultural cooperative association (the "Company"), and Southern States Capital Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the sale of $60,000,000 liquidation amount of Step-Up Rate Capital Securities, Series A (the "Capital Securities") of the Trust and $40,000,000 liquidation amount of Step-Up Rate Cumulative Redeemable Preferred Stock (the "Preferred Stock," and together with the Capital Securities, the "Securities") of the Company to you under the Purchase Agreement of even date herewith between you and the Company. The Capital Securities will be issued by the Trust, and the Guarantee and the Junior Subordinated Debentures will be issued by the Company to the Trust in connection with the issuance of the Capital Securities.

          The Capital Securities will be issued under an Amended and Restated Trust Agreement (the "Amended and Restated Trust Agreement") entered into by and among the Company, the Delaware Trustee, the Property Trustee, and the Administrative Trustees named therein; the Junior Subordinated Debentures will be issued under a Junior Subordinated Indenture (the "Indenture") to be entered into between the Company and the Debenture Trustee; and the Guarantee will be issued under the Guarantee Agreement (the "Guarantee") between the Company and the Guarantee Trustee. The Company and the Trust also will enter into an Expense Agreement.

     All capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Trust Agreement, dated December 15, 1998 (the "Trust

Agreement"), (ii) the Certificate of Trust of the Trust, filed on December 16, 1998, (iii) the Corrected Certificate of Trust of the Trust, filed on September 28, 1999, (iv) the form of Amended and Restated Trust Agreement pursuant to which the Capital Securities are to be issued, (v) the form of Capital Securities Certificate, (vi) the form of Guarantee entered into by and between the Company and the Trust, pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Capital Securities, (vii) the form of Indenture entered into by and between the Company and the Debenture Trustee, which will govern the Junior Subordinated Debentures to be issued by the Company, (viii) the form of Junior Subordinated Debenture and (ix) the Articles of Amendment to the Restated Articles of Incorporation of the Company creating the series of Step-Up Rate Series B Cumulative Redeemable Preferred Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering this opinion. In rendering this opinion, we have assumed that the Amended and Restated Trust Agreement, the Guarantee, the Capital Securities, the Indenture and the Debentures when executed, will be executed in substantially the form reviewed by us. We have also assumed that the trustees will conduct the affairs of the Trust in accordance with the Amended and Restated Trust Agreement.

     Based upon the foregoing, we are of the following opinions:

     1. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, save where the failure to do so would not reasonably be expected to have a material adverse effect on the business or property of the Company and has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged.

     2. The authorized capital stock of the Company consists of (a) 20,000,000 shares of membership common stock of which 12,057,177 were issued and outstanding as of August 31, 1999, and (b) 1,000,000 shares of preferred stock, of which 271 shares of 5% Series Cumulative Preferred Stock were issued and outstanding as of August 31, 1999, and of which 14,354 shares of 6% Series Cumulative Preferred Stock were issued and outstanding as of August 31, 1999, all of which shares of stock were duly authorized, validly issued and fully paid and non-assessable.

     3. (a) The execution and delivery by the Company of each of the Securities, the Trust Agreement, the Amended and Restated Trust Agreement, the Indenture and the Guarantee has been duly and validly authorized, and when issued in accordance with the Purchase Agreement, the Preferred Stock will be duly authorized, validly issued and fully paid and non-assessable.

          (b) The Subordinated Debentures to be issued by the Company to the Trust will, when issued in accordance with the terms of the Indenture, constitute valid and binding obligations of the Company.

          (c) The Guarantee when provided by the Company and upon issuance of the Capital Securities will constitute a valid and binding obligation of the Company.

     4. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding agreement of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by applicable law and public policy, and except that no opinion is expressed as to the enforceability of the choice of law provision thereof;

     5. To the best of our knowledge, the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Purchase Agreement, and the consummation of the Transactions contemplated thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Company or, to our knowledge, any statute or any order, rule or regulation of any court or governmental agency or body of the United States or the State of Virginia having jurisdiction over the Company or any of its properties or assets; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Purchaser, no consent approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement by the Company and the consummation of the transactions contemplated thereby;

     6. Neither the Company, any of its subsidiaries nor the Trust is an "investment company" as such term is defined in the Investment Company Act of
 ---------- -------
1940, as amended;

     Our opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the Commonwealth of Virginia.

     Where our opinion as to certain matters of fact is stated to be "to the best of our knowledge," we have not undertaken any independent investigation or examination of those matters as a basis for our opinion but have instead relied solely upon such information as to those matters as is contained in our open files in the name of the Company or has been provided to us in response to inquiries made by us to officers of the Company or has otherwise come to our attention in the course of our representation of the Company or the Trust in connection with the preparation of the Securities, the Trust Agreement, the Amended and Restated Trust Agreement, the Indenture, the Guarantee and the Purchase Agreement and the consummation of the Transactions.

     For purposes of the opinion rendered in Paragraph 2 above, the statement therein as to the number of shares of capital stock issued and outstanding on the date referred to was based solely on information provided to us by the Company.

     In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Potter Anderson & Corroon LLP, Delaware counsel to the Trust.

                              Very truly yours,


                              MAYS & VALENTINE, L.L.P.

                                                                       EXHIBIT C


                      FORM OF OPINION OF DELAWARE COUNSEL
                        TO THE GUARANTOR AND THE TRUST
                   TO BE DELIVERED PURSUANT TO SECTION 7(c)

                                October 5, 1999



To Each of the Persons Listed
on Schedule I Attached Hereto

          Re:  Southern States Capital Trust I
               -------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Southern States Capital Trust I, a Delaware business trust (the "Trust") in connection with the issuance of its Step-Up Rate Capital Securities, Series A on the date hereof (the "Capital Securities") pursuant to the Purchase Agreement as defined in the Amended and Restated Trust Agreement (the "Trust Agreement"), dated the date hereof, by and among Southern States Cooperative, Incorporated, as Depositor, First Union Trust Company, National Association, as Delaware Trustee, First Union National Bank, as Property Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Trust Agreement.

          For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

          1. The Certificate of Trust for the Trust, dated as of December 15, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 16, 1998;

          2. The Corrected Certificate of Trust for the Trust, dated as of September 28, 1999, as filed with the Secretary of State on September 28, 1999;

          3. The original trust agreement of the Trust, dated as of December 15, 1998, by and between Southern States Cooperative, Incorporated, as Depositor, and First Union Trust Company, National Association, as Delaware Trustee (the "Original Agreement");

          4.   The Trust Agreement;

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 2


          5. A Certificate of Good Standing for the Trust, dated October 5, 1999, obtained from the Secretary of State;

          6.   The Purchase Agreement; and

          7.   The Expense Agreement.

          The documents referred to in (1) and (2) are collectively referred to as the "Certificate." The documents referred to in (3), (4), (6) and (7) are collectively referred to as the "Agreements" and individually as an "Agreement."

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (7) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (7) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

          In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters related or assumed therein, all of which we have assumed to be true, complete and accurate. Whenever a statement herein is qualified by the phrase "known by us" or a correlative phrase, it is intended to indicate the current and actual knowledge of the attorneys in the firm who have rendered legal services in connection with the transactions described herein.

          Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust have been made.

          2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority (a) to own its properties (including, without limitation, the Debentures) and conduct its business, (b) to execute and deliver, and to perform its obligations under, the Agreements to which it is a party, and (c) to issue and perform its obligations under the Capital Securities and Common Securities, all as described in the Trust

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 3


Agreement.

          3. The Trust Agreement constitutes a valid and binding obligation of the Depositor and the Trustees, enforceable against the Depositor and the Trustees, respectively, in accordance with its terms.

          4. Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Agreements to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          5. The Capital Securities (a) have been duly authorized by the Trust Agreement, and (b) once duly and validly issued in accordance with the Trust Agreement, will represent valid and fully paid and, subject to the qualifications set forth in number 8 below, non-assessable undivided beneficial interests in the assets of the Trust.

          6. Once duly and validly issued in accordance with the Trust Agreement, the Capital Securities will entitle the Holders of the Capital Securities to the benefits of the Trust Agreement.

          7. The Common Securities (a) have been duly authorized by the Trust Agreement, and (b) once duly and validly issued in accordance with the Trust Agreement, will represent valid and fully paid undivided beneficial interests in the assets of the Trust.

          8. The Holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Holders of Capital Securities may be obligated to
(a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Capital Securities and the issuance of replacement certificates representing Capital Securities to the extent provided in the Trust Agreement,
(b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement, and (c) provide indemnity in connection with violations of the Trust Agreement or U.S. Federal or state securities laws arising from transfers or exchanges of certificates representing Capital Securities and the issuance of replacement certificates representing Capital Securities.

          9. Under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 4


          10. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the State of Delaware known by us to have jurisdiction over the Trust is required for the issuance and sale of the Securities or the consummation by the Trust of the transactions contemplated by the Agreements to which it is a party.

          11. The (a) purchase of the Debentures by the Trust, (b) distribution of the Debentures by the Trust in the circumstances contemplated by the Trust Agreement, and (c) execution, delivery and performance by the Trust of the Agreements to which it is a party and the consummation of the transactions contemplated thereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of the Certificate or the Trust Agreement or any statute, rule or regulation of the State of Delaware or any governmental agency or body of the State of Delaware known by us to have jurisdiction over the Trust.

          12. Assuming that the Trust is treated as a grantor trust or partnership for federal income tax purposes, the Holders of Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

          All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

               a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

               b. The foregoing opinions in paragraphs 3 and 6 above are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions, and (v) the limitation that a court applying Delaware law will enforce a liquidated damages provision in a contract only where, at the time of contract, actual damages may be difficult to determine and the stipulated sum is not so grossly disproportionate to the probable anticipated loss as to be a penalty.

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 5

               c. We have assumed the due execution and delivery by each party thereto of each document examined by us. In addition, we have assumed the due authorization by each party thereto (exclusive of the Trust) of each document examined by us, and that each of such parties (exclusive of the Trust and the Administrative Trustees) has the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Administrative Trustees) to each of the Agreements is a corporation, bank, national banking association, limited liability company or trust company duly formed, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which each of the entities to each of the Agreements (other than, in the case of the Trust, as expressly set forth in Paragraph 11) is a party do not result in the breach of the terms of, and do not contravene its constituent documents or any law, rule or regulation applicable to it. We have also assumed that each of the Agreements to which each of the entities is a party does not (x) result in the breach of the terms of, and does not contravene, any contractual restriction binding upon such entities, or (y) (other than, in the case of the Trust as expressly set forth in Paragraphs 10 and 11) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority. We have further assumed the legal capacity of any natural persons who are signatories to any of the Agreements or other documents examined by us.

               d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

               e. We have assumed that the Original Agreement and the Trust Agreement collectively, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 6

               f. We have assumed that no event set forth in Article 9 of the Trust Agreement has occurred.

               g. We have assumed that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

               h. Notwithstanding any provision in the Trust Agreement to the contrary, we note that upon the occurrence of an event set forth in Article 9 thereof, the Trust cannot make any payments or distributions to the Holders of Securities until creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

               i. With respect to the enforceability of any provision of the Trust Agreement wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

               j. We have assumed that the only assets owned by the Trust are the Debentures, cash on deposit in, or owing to, the Payment Account, and all proceeds and rights in respect of the same.

               k. We have assumed that all of the agreements that are not governed by Delaware law constitute legal, valid, binding and enforceable obligations of each of the parties thereto under the laws of the State of New York.

               l. We have assumed that the Trust Securities will be issued and sold in accordance with the Trust Agreement and the Purchase Agreement. We have further assumed that the purchase price for the Trust Securities has been paid, that certificates representing the Trust Securities have been issued by the Trust, and that such certificates representing Trust Securities have been received by the Holders thereof, respectively, all in accordance with the Trust Agreement and the Purchase Agreement.

               m. We note that pursuant to the Expense Agreement the Depositor, as Holder of the Common Securities, is liable for all of the debts and obligations of the Trust (other than with respect to the Capital Securities) to the extent not satisfied out of the Trust's assets.

          This opinion is rendered solely for your benefit in connection with the matters

To each of the person on
Schedule I attached hereto
October 5, 1999
Page 7

set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Mays & Valentine, L.L.P. and Sullivan & Cromwell may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

                                        Very truly yours,


                                        POTTER ANDERSON & CORROON LLP

                                  Schedule I


SOUTHERN STATES COOPERATIVE, INCORPORATED

FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

FIRST UNION NATIONAL BANK

GOLD KIST INC.

                                      C-1